Client Id: 77 THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Q1 2018 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: JUNE 01, 2018 / 12:30PM GMT OVERVIEW: Co. reported 1Q18 net sales of $731m, adjusted operating loss of $37m and adjusted net loss per diluted share of $0.56. Expects FY18 net sales to grow 2-4% and 2Q18 net sales (including certain items) to grow in high-single-digit range. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 JUNE 01, 2018 / 12:30PM, ANF - Q1 2018 Abercrombie & Fitch Co Earnings Call CORPORATE PARTICIPANTS Brian P. Logan Abercrombie & Fitch Co. - VP of Finance & Controller Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO CONFERENCE CALL PARTICIPANTS Brian Jay Tunick RBC Capital Markets, LLC, Research Division - MD and Analyst Dana Lauren Telsey Telsey Advisory Group LLC - CEO & Chief Risk Officer Douglas Drummond Wolfe Research, LLC - Research Analyst Janine M. Stichter Jefferies LLC, Research Division - Equity Associate Kimberly Conroy Greenberger Morgan Stanley, Research Division - MD Lorraine Corrine Maikis Hutchinson BofA Merrill Lynch, Research Division - MD in Equity Research and Consumer Sector Head in Equity Research Mark R. Altschwager Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst Marni Shapiro The Retail Tracker - Co-Founder Omar Regis Saad Evercore ISI, Research Division - Senior MD, Head of Softlines, Luxury and Department Stores Team & Fundamental Research Analyst Paul Lawrence Lejuez Citigroup Inc, Research Division - MD and Senior Analyst Steven Emanuel Zaccone JP Morgan Chase & Co, Research Division - Analyst Susan Kay Anderson B. Riley FBR, Inc., Research Division - Analyst Tiffany Ann Kanaga Deutsche Bank AG, Research Division - Research Associate PRESENTATION Operator Good day, everyone, and welcome to the Abercrombie & Fitch First Quarter Fiscal Year 2018 Earnings Call. Today's conference is being recorded. (Operator Instructions) Now at this time, I'd like to turn the conference over to Brian Logan. Mr. Logan, please go ahead. Brian P. Logan - Abercrombie & Fitch Co. - VP of Finance & Controller Thank you. Good morning, and welcome to our first quarter 2018 earnings call. Joining me today are Fran Horowitz, Chief Executive Officer; Joanne Crevoiserat, Chief Operating Officer; and Scott Lipesky, Chief Financial Officer. Earlier this morning, we issued our first quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investor section. Also available on our website is an investor presentation, which we will be referring to in our comments during this call. Before we begin, I remind you that any forward-looking statements we may make today are subject to our safe harbor statement found in our SEC filings. In addition, we will be referring to certain adjusted non-GAAP financial measures during the call. Additional details and a reconciliation of GAAP to non-GAAP financial measures are included in the release issued earlier this morning. 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 JUNE 01, 2018 / 12:30PM, ANF - Q1 2018 Abercrombie & Fitch Co Earnings Call Also, due to the calendar shift resulting from the 53rd week in fiscal 2017, first quarter comp sales are compared to the 13-week period ended May 6, 2017. With that, I will turn it over to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thanks, Brian. Good morning, everyone, and thank you for joining us today. We are off to a strong start in 2018 with our first quarter's performance supported by our brands' improving health, effective marketing and growing consumer confidence. We are pleased with our performance across all brands. The consistent execution of our playbooks delivered a solid quarter of sales growth and bottom line improvement with a 5% increase in comp sales, gross margin expansion and significant expense leverage, all while continuing to make progress transforming our business. We were pleased with the gross margin improvement, which exceeded our expectations for the quarter and remains a focus as we improve the health of our brands, work to reduce our promotional intensity and tightly manage inventory. Hollister continues to drive sales growth across all channels and geographies, and Abercrombie's built momentum with another quarter of positive comp sales. Direct-to-consumer net sales increased 14% compared to last year with another quarter of growth across both brands and geographies. More than 2/3 of our digital traffic is from mobile with 17% of that coming from our highly rated app, which is our fastest-growing digital platform. Digital sales are an important driver of our business as customers increasingly start their shopping journey online. We are well positioned to capitalize on this trend and continue to invest to enhance our omni capabilities and roll them out globally. We are very happy with our marketing execution this quarter. Our marketing is increasingly integrated in driving engagement with our customers, and we are fueling these efforts with higher spend. We are moving the needle on engagement, consideration and traffic, with traffic to our stores in North America across brands ahead of industry trends. In addition to stronger traffic, we've seen further improvement in brands' health-related metrics for both brands, including external metrics such as YouGov BrandIndex and our own internal voice of the customer and customer satisfaction scores. We continue to make progress through our loyalty program, growing member accounts of approximately 17 million across brands. Our loyalty club members continue to spend more and more often. These programs are providing valuable data and insight that enable us to direct special attention to our most valuable customers and explore how to harness their engagement through exclusive products and experiences. Now turning to the brands' performance. We continued to focus our execution on aligning product, voice and experience, which we believe drive traffic and conversion. Customer-centricity remains core to our success. Our teams continue to spend countless hours with our customers in our stores and events to listen and learn about their preferences. At Hollister, we had another quarter of strong growth with comp sales up 6%, driven by continued strength in North America and Asia. We saw strength across genders with record first quarter sales for guys. From an assortment architecture perspective, we've said previously we devote our attention to our must-win and must-grow categories. This is a strategic focus as must-win are the core categories that drive our business and that we're known for such as graphic tees, outerwear and jeans. And must-grow are those categories adjacent and complementary to must-win such as swim, underwear and Gilly Hicks where we believe we're able to drive significant growth and take share. These categories accounted for more than 2/3 of Hollister sales with growth driven by record first quarter sales in denim and swim and another strong quarter in graphic tees and outerwear. We saw strong response to newness and positioned ourselves to chase effectively during the quarter with the triggering of more than 20% of second quarter receipts based on first quarter learning. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 JUNE 01, 2018 / 12:30PM, ANF - Q1 2018 Abercrombie & Fitch Co Earnings Call We've also seen a continued enthusiastic response to Gilly Hicks. We've invested behind our Gilly Hicks brand, dedicating more space to it and we are pleased with the result. We see it drawing in new customers and adding incremental sales to the Hollister brand. We continue to explore Gilly's potential and see further opportunities for growth. We believe Hollister's marketing is industry-leading, and our marketing campaign execution this year is the best it has ever been. We are seeing high levels of engagement across platforms and programs. Carpe Now is our most successful campaign to date with more than 1.5 billion impressions across all platforms and more than 78 million engagements with our content in the first quarter. At Abercrombie, we saw our second consecutive quarter of positive comp with comp sales up 3%, including strength in our stabilizing North America base driven by traffic and conversion across channels. From an international sales perspective, we had strong performance in Asia while Europe experienced a tougher quarter due in part to a late spring and continued challenges in our flagship locations. Abercrombie also continues to focus on must-win and must-grow categories, which accounted for more than 2/3 of sales with a balanced performance across genders. Abercrombie's must-win includes categories such as outerwear, fleece, jeans and pants and must-grow are those categories with a potential for significant growth such as T-shirts, swim and dresses. Across genders, we saw strong performance in knits, tees and graphics and substantial growth in swim. We drove growth in women's bottoms, particularly denim, and in men's outerwear. Overall, customers responded strongly to newness across color, pattern and details. We were able to chase at scale for the second quarter. Kids also had strong quarter across genders and categories with improved traffic and conversion. The Everybody Collection continued to perform strongly, and response to customer feedback and demand, we have planned to further build on the success. At our Investor Day, we explained that, in 2018, we entered a transforming-while-growing phase. Joanne is going to provide further detail on current areas of focus and how we are leveraging our test-and-learn culture across the enterprise. We continue to operate with balance sheet discipline, providing us a strong base to fund our transformation and the flexibility to accelerate investments when it makes sense to do so. Overall, I am pleased with another strong quarter and progress toward our goal of delivering top and bottom line improvement in 2018 while we work to transform our business to enable long-term growth and value creation. And with that, I will hand it over to Joanne. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Thanks, Fran. Good morning, everyone. This morning, I will add a bit of color to the work underway on our transformation efforts. We are taking a holistic approach across the enterprise to transform our business model to support our longer-term ambitions in a rapidly changing retail environment. As we covered in our Investor Day, we have supported these efforts with the creation of a transformation management office and supplemented our internal teams with external consultants to accelerate our transformation. Our focus at this early stage has been on identifying and prioritizing the areas with greatest potential upside from both a customer experience and an economic benefit perspective. As a result, we are now running multiple pilots across all work streams to inform our investments in people, processes and systems. We have organized our efforts around 4 key areas. The first area of focus is our real estate portfolio and the continuing optimization of our store network. We have made progress over a number of years in this area, but we continue to see opportunity. We have the lease flexibility to make this happen and the tools at our disposal to drive fixed costs down and improve productivity through store closures and rightsizing and expanding our prototype footprint through remodels and new store openings. These actions drive meaningful improvement in real estate productivity and customer engagement. In the first quarter, total square footage was down 3%, and we saw a high single-digit improvement in overall real estate productivity even after adjusting for foreign currency and the calendar shift. Part of this effort is our focus on complementing or shifting from 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 JUNE 01, 2018 / 12:30PM, ANF - Q1 2018 Abercrombie & Fitch Co Earnings Call large-format flagship stores with a plan to launch smaller mall-based stores to attract the local customer base. In the first quarter, we exercised an early kick-out clause in our flagship in Copenhagen. This is a good example of using our balance sheet strength and liquidity to move swiftly on opportunities when appropriate. Another example is the opening of an A&F mall-based prototype store in the U.K. later this fall. We look forward to reading the results as we build a more local customer base, and we see this mall-based approach as a key element to growing our penetration in the European market. As we previously discussed, our smaller footprint prototype optimized for omni and informed by customer feedback is driving productivity. Our new prototypes are some of the most productive in our fleet. In 2018, we plan to deliver 70 engaging new customer experiences through prototypes and remodels while also rightsizing or closing some of our less-productive stores. By brand, we are planning for 13 A&F prototypes, including 5 new stores, 7 rightsizes and 1 remodel; 7 kids prototypes, including 3 new stores and 4 rightsizes; and 50 Hollister new store format, including 13 new stores, 6 rightsizes and 31 remodels. For the year, we still expect to close up to 60 stores in the U.S., the final number being dependent on lease negotiations and business outcomes. Overall, in 2018, we expect to create new customer experiences in close to 10% of our fleet. By the end of the year, we will have updated approximately 1/3 of our fleet with new experiences while still meaningfully shrinking our total real estate footprint. The second area of our transformation focus is on our digital and omnichannel capabilities. We continue to see the benefits of investments in our IT and omnichannel infrastructure with strong digital growth and penetration. And with the recent expansion of our omnichannel capabilities, we now have POPinS, order-in-store and ship-from-store in about half of the 20 countries in which we operate. The expansion of these capabilities have helped drive engagement as we're seeing double-digit growth in POPinS and order-in-store. We're focused on delivering the best omnichannel experience in the most efficient manner. Over the past couple of years, we've built the functionality, and we are now focused on driving efficiency of the variable costs associated with digital sales and enhancing the customer experience, which is always at the forefront. While we were at the beginning stages of this work, we've seen early wins, for example, around shipping costs. One of our projects was focused on reducing the number of shipments required to fulfill a customer's order, which helps us drive DTC shipping expense efficiency in the first quarter. Turning to our third area of focus on concept to customer. Our goal here is to drive higher-quality sales and improve speed and efficiency throughout our supply chain to be even more responsive to customer preferences and trends in the market. From a quality of sales perspective, we were focused on leveraging data and analytics to drive better product allocation and pricing decisions. In terms of speed throughout our supply chain, we've seen an early win in increasing our chase capabilities by expanding our sourcing base to new vendors and new geographies. This improved chase capability will have a direct impact in the second quarter from units we were able to chase at scale in the first quarter. The fourth and final area of focus is how we engage our customers through our marketing efforts. As we continue to scale our investments in marketing, the measurement, management and optimization of these investments is increasingly important. We are building capabilities and tools to support these efforts. Early learnings from this work have already enabled us to redirect marketing spend more effectively. We are also focused on driving stronger engagement with our customers by leveraging our data to drive personalization and better targeting offers and experiences to reduce dependency on promotional messaging and increase the lifetime value of each customer. We look forward to being able to share more on these areas of focus and early results of our work in coming quarters. As we outlined at our Investor Day, this transformation process will be a multiyear endeavor with the initial stages being focused on testing and evaluating potential through pilot programs. We're making investments in these transformation efforts while maintaining our disciplined approach to capital and expense 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 JUNE 01, 2018 / 12:30PM, ANF - Q1 2018 Abercrombie & Fitch Co Earnings Call management. We believe our continued focus on these areas is critical to the next phase of transformation for the company, and we are energized by the possibilities we see ahead of us. Now I'll turn the call over to Scott to take you through the details of our first quarter results. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Thanks, Joanne, and good morning, everyone. As Fran mentioned, we are pleased with our first quarter results. We continue to maintain financial discipline, delivering another quarter of strong expense leverage while investing in the strategic initiatives that are transforming the business and driving top line growth. I'll cover our first quarter results then provide an update on our outlook for 2018. Net sales were $731 million, up 11% from last year, with foreign currency accounting for approximately $25 million or 4 percentage points of the increase and the calendar shift resulting from the 53rd week in 2017 accounting for approximately $10 million or 1 percentage point of the increase. Comp sales were up 5% with positive comp sales in all brands. Pages 6 and 7 of the investor presentation illustrate our recent comp sales performance. By geography, comp sales for the quarter were up 8% in the U.S. and approximately flat in international markets. By brand, comp sales were up 6% for Hollister and up 3% for Abercrombie. Hollister delivered another quarter of comp sales growth across channels and geographies with traffic being the primary driver. Abercrombie posted its second consecutive quarter of positive comp sales with strength in the U.S. in both channels where traffic and conversion both grew. Our direct-to-consumer business also continued to perform strongly with double-digit growth in both the U.S. and international markets. For the quarter, DTC sales were up 14% with comp sales up 8% and accounted for approximately 27% of total sales. Gross margin rate was 60.5%, 20 basis points higher than last year and better than our expectations coming into the quarter as we stabilized promotional activity. On a constant-currency basis, gross margin rate was approximately flat. I'll now recap the rest of our results for the quarter compared to last year on an adjusted non-GAAP basis. Excluded from our adjusted first quarter results were certain pretax legal charges of approximately $6 million. Beginning with expense. Adjusted operating expense, excluding other operating income, was up 2% to last year on significantly higher sales. We continued to maintain tight operating discipline, delivering 530 basis points of expense leverage. Aside from higher sales, the key drivers of expense leveraged for the quarter came predominantly from store occupancy costs coupled with savings from our ongoing continuous profit improvement initiative. This was partially offset by increased investments in marketing, lease termination charges and a provision for the restoration of incentive compensation. Adjusted operating loss narrowed to $37 million compared to a loss of $70 million last year and included benefits from foreign currency of approximately $3 million. The adjusted effective tax rate for the quarter was 5%. A tax benefit on the pretax loss were reduced by tax charges of $8 million related to a change in share-based compensation accounting standards that went into effect last year. Adjusted net loss per diluted share improved to $0.56 compared to a net loss per diluted share of $0.91 last year and included benefits from foreign currency of approximately $0.03. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 JUNE 01, 2018 / 12:30PM, ANF - Q1 2018 Abercrombie & Fitch Co Earnings Call Turning to the balance sheet. We ended the quarter with $592 million in cash compared to $421 million last year and $253 million in gross borrowings outstanding compared to $268 million last year. We continue to maintain a strong balance sheet to ensure we have the necessary liquidity available to execute against our strategic plans. We ended the first quarter with inventory up 2% compared to last year, in line with our expectations coming into the quarter. Our inventory is well balanced, reflecting our ongoing focus on assortment architecture and tight inventory management balanced with continued investment in our must-win and must-grow categories. Looking forward, we expect to end the second quarter with inventory up low single digits. Turning to our outlook for 2018. We now expect both comp sales and net sales to be up in the range of 2% to 4%. For the second quarter, we expect net sales to be up high single digits, including benefits of approximately $10 million from foreign currency and approximately $30 million from the calendar shift. For the full year, we expect foreign currency to benefit net sales by approximately $50 million and the loss of 2017's 53rd week to adversely impact net sales by approximately $40 million, as detailed on Page 12 of the investor presentation. We continue to expect gross margin rate for the year to be up slightly to the 2017 rate of 59.7% with higher average unit retail, including net benefits from foreign currency to be partially offset by slightly higher average unit costs. For the full year, based on the midpoint of our sales outlook, we now expect GAAP operating expense to be up approximately 2% from 2017 adjusted operating expense of $2 billion. Relative to our prior full year outlook, this includes certain legal charges of $6 million, lease termination charges of $4 million and volume-related expenses on higher sales. We are maintaining a disciplined approach and continue to expect to drive operating leverage for the year. For the second quarter, we expect operating expense to be up mid-single digits from fiscal 2017 adjusted non-GAAP operating expense of $479 million, reflecting higher volume-related expenses, including the impact of foreign currency and the calendar shift, as well as increased marketing spend to improve our brand reach. We expect the full year effective tax rate to be in the mid-30s, including tax charges of approximately $9 million related to the share-based compensation awards, the majority of which were reflected in our first quarter results. For the remainder of the year, we expect the effective tax rate to be in the mid to upper 20s. Beyond 2018, we currently do not anticipate share-based compensation significantly impacting the effective tax rate. Moving on to capital allocation. Coming out of the quarter, we continue to maintain a strong liquidity position. Consistent with what we said at our Investor Day, as we move through 2018, we expect to exceed our minimum liquidity target of $700 million as we evaluate opportunities to accelerate potential investments. These will include store closures, including flagship lease buyouts and kick-outs, store remodels and rightsizes, new store openings as well as investments to accelerate our transformation efforts. For 2018, we now expect capital expenditures to be in the range of $135 million to $140 million, up from our previous expectation of $130 million, reflecting accelerated investments in systems and tools informed by early findings related to our transformation efforts. Our CapEx plans for the year include approximately $85 million for new store and store updates and between $50 million and $55 million for the continued rollout of omnichannel CRM capabilities, including our loyalty programs and IT systems and tools. After investing in our business and those projects that have the highest return on a risk-adjusted basis, our remaining capital allocation priority is to return cash to shareholders through dividends and share repurchases, which are evaluated quarterly with our Board of Directors considering both liquidity and valuation factors. During the first quarter, we repurchased approximately 800,000 shares at an aggregate cost of approximately $19 million. As of quarter-end, we had approximately 6 million shares remaining available for purchase under our publicly announced stock repurchase authorization. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 JUNE 01, 2018 / 12:30PM, ANF - Q1 2018 Abercrombie & Fitch Co Earnings Call In addition, we recently announced that our Board of Directors approved the $0.20 quarterly dividend. With that, I'll turn the call back over to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thank you, Scott. We had a strong first quarter of execution and we are on track to deliver another year of progress, including top and bottom line growth in 2018 while investing in our ongoing transformation. Our efforts are focused on transforming our operating model to deliver an improved customer experience in a rapidly changing retail environment. Through our transformation efforts, we are testing and learning across multiple fronts and have a balance sheet to accelerate investments where we see promise in omnichannel experience, marketing and tools and technology to strengthen our execution and customer engagement. Thank you. And with that, I'll hand it back to Brian. Brian P. Logan - Abercrombie & Fitch Co. - VP of Finance & Controller Thanks, Fran. That concludes our prepared comments. We will now be happy to take your questions. (Operator Instructions) Thank you. QUESTIONS AND ANSWERS Operator (Operator Instructions) We'll take our first question from Lorraine Hutchinson with Bank of America. Lorraine Corrine Maikis Hutchinson - BofA Merrill Lynch, Research Division - MD in Equity Research and Consumer Sector Head in Equity Research I wanted to ask about the European business. I know you're doing some transformation of your real estate and store base, but I was wondering if you could comment on pricing and the price differential between Europe and U.S. Do you feel that the pricing in Europe is appropriate? Or are there any actions that you need to take there to spur demand? Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Lorraine, this is Joanne. We have -- we spent a lot of time looking at our pricing, particularly our ticket price structure. We do that on a regular basis, and we look at our ticket prices as it relates to what the customer sees and relative competition in the region. And as we've done that, as I mentioned, we do that regularly every season, as we said, every floor set. But back in 2015, we did an analysis and a lot of customer insight and research work that told us that our pricing was a little out of line. We did some testing at that time to lower pricing across both brands, it was more prominent in the Hollister brand at the time. We did some testing on that and we saw the returns both in unit velocity and gross margin dollar accretion, and we did make investments in price. I would say this is back about -- back-to-school time in 2015. And we have continued to monitor our ticket pricing structure to make sure that we are in line, and we feel good about where those ticket prices are now. Operator Next, we'll go to Douglas Drummond with Wolfe Research. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 JUNE 01, 2018 / 12:30PM, ANF - Q1 2018 Abercrombie & Fitch Co Earnings Call Douglas Drummond - Wolfe Research, LLC - Research Analyst Joanne, how many international flagships have you identified for potential lease kick-outs in 2018? And in that vein, in real estate optimization, as you shift your store rollouts into new prototypes and we get to the final inning of strategic move, how much do you expect to see productivity rise in terms of sales per square foot than where it is today? Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Yes, we've been very encouraged by the changes we've made in our real estate optimization efforts across-the-board, and we are driving productivity improvements, which is nice to see. But we have a lot of room to grow there. Specifically, with the flagships, we have no new kick-outs to announce. We did exercise the kick-out in Copenhagen, and we continue to work on improving the performance of those stores and negotiating with our landlords. Our long-term strategy is to move away from the large-format flagship stores that are underperforming in some locations and in other locations, just to complement those stores with mall-based stores in the regions to cultivate a more local customer base and not be as dependent on the tourist customer. We did that in Hong Kong as an example and have seen really terrific success. In that case, we've tripled the productivity of that Hong Kong location. So we are very encouraged by what we're seeing and we continue to prioritize creating that mall-based chain. Operator Next, we'll go to Tiffany Kanaga with Deutsche Bank. Tiffany Ann Kanaga - Deutsche Bank AG, Research Division - Research Associate Would you break down your first quarter gross margin performance in terms of AUR versus AUC, what you're seeing in terms of the promotional backdrop at the mall and also quantify for us any benefit in the quarter from accounting changes like gift card breakage moving to revenue? Additionally, what are you expecting in terms of potential gross profit margin improvement in the second quarter given a similar compare as in the first quarter. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO This is Scott. I'll kick it off with the Q1 performance. We did see slight expansion in Q1, 20 basis points. On an FX-neutral basis, we did see a slight increase in AUR, offset by a slight increase in AUC. Again, some of that AUC is related to some transportation headwinds. As we think about the year, it's really a similar story: slight expansion for the year with AUR -- slight increase in AUR offset by a slight increase in AUC with some of that inflation. On the -- I'll also grab the accounting standards, very minimal impacts to the top line in Q1 related to the rev rec changes. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO And as it relates to the AUR, I think, there are a couple of things that we expect to drive the AUR improvement. One is we continue to expect some benefits from FX as we move through the year in addition to tracking our brand health metrics, which continue to improve. And that is helping us step away from some of the promotional intensity. Tiffany Ann Kanaga - Deutsche Bank AG, Research Division - Research Associate And can you comment on your expectations for the second quarter, please? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO The expectations for the back half of the year are consistent with a slight expansion in gross margin. The rest of the year, I should say. 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 JUNE 01, 2018 / 12:30PM, ANF - Q1 2018 Abercrombie & Fitch Co Earnings Call Operator And next, we'll go to Kimberly Greenberger with Morgan Stanley. Kimberly Conroy Greenberger - Morgan Stanley, Research Division - MD I wanted to just try to get my model straightened out here on the calendar shift. Scott, did I hear you say the calendar shift in the second quarter would be a $10 million benefit to revenue, is that right? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes, let me clear through this. The calendar shift in the first quarter was $10 million. In the second quarter, it'll be a $30 million benefit as we pick up that first week of August, which is obviously a peak back-to-school week and move that into Q2. We will have the giveback as we get into the back half of the year. Q3 is about a $20 million hurt. And Q4, where we'll obviously lose the full week from last year, is about a $60 million hurt. So if you look at the front half, in total, we're picking up about 3 points in total for total sales impact and then we give back about 4 points in the back half of the year. So hopefully, that helps clear it up a bit. Kimberly Conroy Greenberger - Morgan Stanley, Research Division - MD Very much. And I just wanted to follow up on your gross margin commentary. It sounds like pricing is starting to stabilize. But you mentioned higher AUC. Is that just simply being driven by transportation? Or the weak dollar? Or are there any other sort of inflationary pressures in the sourcing cost structure that you could share with us? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. On the AUC side, I'd say it's primarily being driven by transportation at this point. We're keeping our eyes on commodities, as you noticed, cotton is ticking up a little bit. So our sourcing teams are on top of that and doing whatever they can to offset any potential inflation we see in commodities in the back half. But at this point, primarily related to transportation. On the AUR side, again, driven by being able to pull back on some of that promotional intensity to offset the AUC up. Operator All right. And next, we'll go to Brian Tunick with Royal Bank of Canada. Brian Jay Tunick - RBC Capital Markets, LLC, Research Division - MD and Analyst I guess, one, short term, curious about monthly performance in the first quarter. It sounded like it was pretty tough out there, around the Spring Break time frame. So just curious what kind of maybe deviation you may have seen from month-to-month perspective throughout Q1. And then on the second question, really around the timing of the improvement in the A&F international flagships that you're talking about, I think you mentioned merchandising changes, loyalty, going after a local customer. Can you maybe hit on sort of when you think those will have impacts on the flagship business internationally? 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 JUNE 01, 2018 / 12:30PM, ANF - Q1 2018 Abercrombie & Fitch Co Earnings Call Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Brian, it's Fran, let's start with the first question regarding the quarter. Based on the amount of energy that we've put into our assortment architecture and the balanced assortment that the teams have put into place for both brands, we were really able to navigate the quarter. We started off with a strong business in our lightweight outerwear, in our denim. We saw shorts accelerate throughout the quarter. But within the quarter, we had terrific business in swim across all -- both brands. So we saw a strong performance throughout. The next question was timing of improvement on... Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Yes, on the A&F flags, I'll pick that one up, Brian. We have been working to improve our execution in our flagship locations really to make the most of the traffic that we are seeing to those locations. And as we've commented, we've seen persistent traffic headwinds in those locations, which are primarily High Street tourist locations. We've done a couple of things, including rolling out our loyalty programs and investing in those stores to improve conversion and we have seen benefits there. However, they have not been able to offset the headwinds we're seeing in traffic. Longer term, we expect to complement those locations with mall-based locations to cultivate, particularly for the A&F brand, a more local customer base. And we're also driving our digital business in those markets. And our digital business remained strong, both our own business as well as the business we have with our wholesale partners in those regions. And we continue to prioritize working our way through the flagships and building a stronger base, particularly in our international markets. Operator Next, we'll go to Paul Lejuez with Citi. Paul Lawrence Lejuez - Citigroup Inc, Research Division - MD and Senior Analyst Can you talk about the inventory by brand and what carryover levels look like either by brand or geography as you enter 2Q? And what's the plan for the back half? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Our current inventory levels, Paul, as we mentioned, are up about 2% and they are at the low end of our expectation. We're actually quite pleased with where we are starting the quarter. The assortments are very balanced. We are very focused on must-win and our must-grow categories, so we have really heavily invested in those categories. We also mentioned our opportunity to chase goods out of Q1 and heading into Q2 where we also focused in on bestsellers and known information about those. The agility of our supply chain has helped us really create quite a balance in our inventory. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO And I'll just add to that, Paul. Our inventories are in great shape, and our teams are doing a great job with a lot of discipline driving our investments behind the things that matter in our must-win and must-grow. And in terms of where it's positioned, we do have inventory positioned and fueling our digital business, which continues to show strong growth as well as it being well balanced across geographies. Paul Lawrence Lejuez - Citigroup Inc, Research Division - MD and Senior Analyst Got you. And just one other, just higher level. I'm curious, what was the biggest surprise to you in the quarter, both positive, and if there's anything that fell short, we'd love to hear that as well. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 JUNE 01, 2018 / 12:30PM, ANF - Q1 2018 Abercrombie & Fitch Co Earnings Call Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Overall, we were quite pleased with the quarter and obviously off to a strong start for the year. From a positive sense, we're excited to see that the brand health continues to improve for both brands. We're seeing that both from positive and -- sorry, from internal and external sources. And I think the most exciting thing potentially is our effective marketing. We've had a really terrific Hollister integrated campaign this season called Carpe Now. We've seen 1.6 billion impressions across all campaigns and platforms and almost 78 million engagements with that. So I would say, all in, that's probably the most exciting thing that we've seen. But across-the-board, I mean, lots of positivity happening. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Yes, I will just add to that, Paul, it is nice to see that consumer confidence is improving. And so the backdrop in the space has been nice to see and that they're voting on apparel, certainly, is a help in the industry. The other place I think that we've been pleased with the pace of our improvement is in the margin line where, with all of the efforts that Fran just mentioned, we were able to step away from some promotional activity and see some stabilization on the pricing side. So that's been a plus for us in the first quarter and gives us confidence in our outlook of slightly positive gross margin performance for the year. Operator (Operator Instructions) We'll next go to Omar Saad with Evercore ISI. Omar Regis Saad - Evercore ISI, Research Division - Senior MD, Head of Softlines, Luxury and Department Stores Team & Fundamental Research Analyst One housekeeping question. Did you mention, in Europe, if you saw a turn in the business? When the weather started to improve there, we've heard from a lot of retailers, U.S. and local European [Southland] retailers there that the weather was a drag at the start of spring. And then I also wanted to ask about -- I thought you guys did really good job at Investor Day presenting that brand positioning for the Abercrombie & Fitch brand, leveraging the heritage. You're doing such a great job activating Hollister and using digital marketing. Maybe talk a little bit about plans to activate the A&F side. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Yes, I'll pick up the first part of that, Omar, in terms of Europe. We did see weaker traffic across-the-board as we move through Q1 beyond just our flagship stores and we saw that more in Northern Europe as well. So -- and we saw it in our seasonal categories. And we have seen some improvement with the weather change. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director I'll jump in on the second question, Omar, thanks for that feedback. So we've talked a lot about our playbooks and Hollister being a little bit ahead of A&F as we talked about a bit on our journey in getting product, voice and experience together. So A&F is still a little bit further behind than Hollister is on that journey, but we are learning a tremendous amount as we move along. We had a successful campaign like we talked about for the fourth quarter that ran into the first quarter. This is the Time campaign, which started to build nice new perceptions about the brand. And we will continue to test and learn and continue to focus on integrating all of our channels for A&F as we have done for Hollister. We continue to get very close to our customer. We've also talked about that, our associates are spending a lot of time in the stores talking to our customers, really understanding where they are, where they are interested in speaking with us in all of our different channels. So staying close to the customer and continuing on our playbooks as we head into the future. 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 JUNE 01, 2018 / 12:30PM, ANF - Q1 2018 Abercrombie & Fitch Co Earnings Call Operator The next, we'll go to Mark Altschwager with Baird. Mark R. Altschwager - Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst Just quickly on OpEx, to confirm, does the increase in the OpEx growth guidance just reflect the lease charges and legal charges? Or any changes to your underlying spending plans, excluding those items? And then, separately, I just wanted to ask about Gilly Hicks. Obviously, an evolving competitive backdrop in those categories. Can you frame up the medium-term opportunity and just any differential in merch margin as you grow those categories. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Mark, it's Scott, I'll grab the first piece. On the OpEx, the 1% to 2%, the one piece you left out there is the variable expense due to the higher sales guidance, the 2% to 4%, so kind of raising that midpoint brings along some variable with it. So that would complete the loop there. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director And regarding Gilly Hicks, yes, we are quite pleased with the customers' response to the Gilly Hicks brand. We now carry it in all stores, but we still are in early stages and we're still really testing and learning. What's exciting during the first quarter is we had success across all categories, bralettes, undies, sleep, cozy. So it's exciting to see that the customer is really responding across-the-board and it's not driven by any specific category. It's continuing to bring in new customers, and we have lots of plans for it going forward. For example, we talked a little bit at Investor Day about creating some testings and side-by-sides and some carve-outs and different presentations within the stores. So we are really in a test-and-learn for Gilly at this point and looking forward to understanding the opportunities as we move ahead. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Yes. In terms of merchandise margins, those margins are at or above and we see it as accretive in total for growth of Gilly. Operator Next, we'll go to Marni Shapiro with Retail Tracker. Marni Shapiro - The Retail Tracker - Co-Founder Great quarter. The stores look fantastic. I wanted to talk a little bit just about your social media engagement as it relates to actual sales. You're obviously seeing very good engagement on your social media on all of your videos and things like that, but you've been one of the first to have click to shop on Instagram and things like that. And I'm curious, are your customers clicking through on Instagram to actually make purchases? And at your site, what kind of traffic are you seeing? And are they using things like scan and store from your app? Or are these kind of a nice to have, not a need to have. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Marni, can you just repeat that last part because there was something that came across. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 JUNE 01, 2018 / 12:30PM, ANF - Q1 2018 Abercrombie & Fitch Co Earnings Call Marni Shapiro - The Retail Tracker - Co-Founder You have like on your app scan and store so you can scan the barcodes. Are your customers using that? Or is it just kind of a nice-to-have item, but they're not really using it? Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Yes. I guess, I'll jump on that, Marni. It's Joanne. Our social media, as you mentioned, we've been very innovative, particularly in the social media space in helping our customers navigate social media and shop and -- browse and shop from our social media platforms, and we are investing in our app. I don't have the specific details around number of clicks-through, but we are seeing significant traffic improvement from our mobile sites and our apps, and our investments in both social media engagement as well as the investments we've made in our app are driving very, very strong growth in traffic, but also strong growth in conversion. We're seeing double-digit growth and conversion from the changes we're making and delivering in those spaces, again, on both the mobile web as well as in our apps. We talked at Investor Day we continue to innovate in that space and look to rolling out more functionality for our customers, including shop the look, sharing -- seamless sharing across platforms, which we know is important to our customers. We're staying very close to our customers to understand those things they prioritize, the things that they value. And we've got a very agile test-and-learn approach in delivering this functionality where we can learn about customers' preferences and build and roll out very quickly and we're continuing to focus on those. Operator Next, we'll go to Janine Stichter with Jefferies. Janine M. Stichter - Jefferies LLC, Research Division - Equity Associate I just wanted to ask about the Abercrombie prototype. I know it's still early days here, but wanted to see if you could expand on any of the learnings from the new prototype and how would you compare the initial lift you're seeing versus what you saw with Hollister a few years ago? And then maybe any data you have on whether it's helping to attract a new customer versus an existing customer. And then on Hollister, any changes to the lift you're seeing as you remodel more stores and expand the program across the fleet? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Okay, Janine, it's Fran. Starting with the A&F prototype, we continue to be quite pleased with the performance of our prototype. We're really seeing 2 very important indicators. Number one, productivity, as we've mentioned it several times, we're becoming more productive in less space. That is true throughout our prototypes as we look forward to expanding those as we head into -- throughout 2018. We're also hearing very strong feedback in our voice of customer and from the customers that are visiting us in the store, from the service levels to the fitting rooms, to the assortment. So lots of very positive feedback from the customers directly as well. Relative to the Hollister, a few years ago, Hollister continues to be strong. The prototypes continue to perform year-over-year and we are seeing similar engagements that we saw from the Hollister customer that we're seeing with the A&F customer. Operator Next, we'll go to Dana Telsey with the Telsey Advisory Group. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 JUNE 01, 2018 / 12:30PM, ANF - Q1 2018 Abercrombie & Fitch Co Earnings Call Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Risk Officer Nice to see the continuing improvement. As you think about the upcoming Back-to-School and products for each of the divisions, how do you see the differentiation this year? Is there any marketing? Or what should we be noticing about Back-to-School that will be different this year than in the past? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director If you think about Back-to-School, Dana, we do have as we talked about, 2 different customers. The Hollister customer really focused on high school consumer, we have our kids business and we have our A&F business, which is targeted to that 21 to 24-year-old. So yes, the shopping habits of those consumers will be a bit different as we head into Back-to-School. But we are focused on our must-win and our must-grow. Our key categories are already seeing strong performance from the first quarter. The teams are out reacting to the business and making sure that the reorders that we talked about are really focusing to the must-win, must-grow categories in the bestsellers that we already have. We're looking forward to continuing our effective marketing and certainly our loyalty program with the strong relationship that we have with our consumer. And regarding marketing, we'll have to wait and see where we are with that. Not to share on the call. Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Risk Officer And then on the merchandise margin, whether it's denim or the other categories, is there opportunity for improvement in that merch margin going forward? Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Dana, we see opportunities to improve margin slightly this year, as we've mentioned, really through stabilization in price and stepping away from the discounting, deep discounting. From a ticket price structure, as I mentioned earlier, we feel good about how our ticket prices are positioned. And as we've seen the customer response to our products and the closer we get to our customer and the improvements that we've made in our chase capability help us deliver healthier margins. And as our brand health improves, we also have been able to step away from some of the promotions. We saw that in the first quarter where we exceeded our expectations in terms of the stabilization of price and that continues to be a focus of ours as we move forward. Operator Next... Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO And I will add, Dana, let me just add to that, that we also expect some benefits from FX to support margins as we move through the year. Operator All right. Next, we'll go to Susan Anderson with B. Riley FBR. Susan Kay Anderson - B. Riley FBR, Inc., Research Division - Analyst I guess, for both the A&F and Hollister brands, can you remind us what percent of the fleet is now remodeled in the new format? And are you still seeing those formats outperform the older format? 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 JUNE 01, 2018 / 12:30PM, ANF - Q1 2018 Abercrombie & Fitch Co Earnings Call Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Yes, Susan, this is Joanne. We expect by the end of 2018 to have over 30 -- about 1/3 of our fleet in new format. And if you think about our trajectory and when we started this, we really started in the Hollister brand. So we're much higher -- there's a much higher penetration in Hollister, approaching 50% of the fleet, in the new format and we're just at the beginning stages in the A&F brand. So less in the A&F and kids brands, much more deeply penetrated in new format in the Hollister brand. And I think if you look at our A store locations and A mall locations in Hollister, it's over 70% -- or it will be over 70% by the end of the year. So we're making nice progress. We started earlier in Hollister, and we're continuing to see strength in these remodels. As we perform the remodels, we're seeing lift in sales and nice returns well above our cost of capital. We have been very disciplined about how we approach remodels and new stores, in fact, all of our capital investments and we do expect a return from these investments. And we're prioritizing the investments were we expect to see the highest return. That's why we're further penetrated in A locations. We are also partnering with landlords and leveraging them to help us complete more and more of these remodels as we negotiate lease expirations. So we feel great about, yes, our remodel performance. Susan Kay Anderson - B. Riley FBR, Inc., Research Division - Analyst Great. That sounds good. And then also maybe if you could just talk about your performance by brand online. Was it similar to the company average DTC performance? Joanne C. Crevoiserat - Abercrombie & Fitch Co. - Executive VP & COO Yes. We did see lift across both brands online and I will mention that we had a very balanced performance this quarter in terms of sales. We saw positive comps online, but we also saw positive comps in our stores, which is obviously critically important. But the online business, to your question, performed strongly across both brands and across geographies. So still very strong digital performance. Operator Next, we'll go to Matthew Boss with JPMorgan. Steven Emanuel Zaccone - JP Morgan Chase & Co, Research Division - Analyst This is Steve Zaccone on for Matt this morning. We have a follow-up on gross margin. Do you expect the benefit from FX to gross margin to continue at a similar level that you saw in the first quarter through the balance of the year? And then can you talk about the underlying performance of gross margin by concept in the first quarter? Were you pleased with both concepts' reduction in promotional activity? Where do you see the (technical difficulty) Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes, you got cut off there at the end, but I think I know where you were going. So on the expected benefit on gross margin from FX, the outlook for the year is around $50 million impact to the top line on FX and obviously a lot of that flows right through to the margin line. So $25 million of that has already been realized in Q1. So that will absolutely moderate as we go through the rest of the year. The gross margin by concept, yes, we saw the moderation of promotions across the 2 concepts -- 3 concepts throughout the quarter. So we do expect both brands to increase AUR as we go through the rest of the year and that's embedded in our guidance. 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 JUNE 01, 2018 / 12:30PM, ANF - Q1 2018 Abercrombie & Fitch Co Earnings Call Operator And that does conclude the Q&A portion of today's call, so I'd like to turn it back over to Ms. Fran Horowitz for any additional or closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thank you. So we are excited about the important year ahead of us. Our global team is prepared and well equipped to compete and to deliver top and bottom line growth in 2018. And I look forward to updating all of you on our progress in August. Operator That concludes today's conference. We thank everyone, again, for their participation. DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2018, Thomson Reuters. All Rights Reserved. 11511311-2018-06-01T20:06:01.783 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.